Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228878 on Form F-3 of our report dated March 11, 2020, relating to the consolidated financial statements of TORM plc appearing in this Annual Report on Form 20-F of TORM plc for the year ended December 31, 2019.
Deloitte
Statsautoriseret Revisionspartnerselskab
CVR no: 33963556
/s/ Kim Takata Mücke
State Authorised Public Accountant

Copenhagen, Denmark

March 11, 2020